UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 8, 2023

Rubicon Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40910	88-3703651
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

335 Madison Avenue, 4th Floor New York, NY	10017
(Address of principal executive offices)	(Zip Code)

(844) 479-1507

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RBT	New York Stock Exchange
Warrants, each exercisable for one share of Class A common stock at an exercise price of $11.50 per share	RBT WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Assignment and Assumption Agreement

On August 8, 2023, YA II PN, Ltd. (“Yorkville”) and current large shareholders (the “Holders”) of Rubicon Technologies, Inc. (the “Company”) entered into an Assignment and Assumption Agreement (the “Assignment and Assumption Agreement”) pursuant to which Yorkville assigned to the Holders all right, title and interest in and to Convertible Debenture RBT-1 (as defined below) and Convertible Debenture RBT-2 (as defined below). Pursuant to the terms of the Assignment and Assumption Agreement, Yorkville additionally agreed to (i) sell the remaining principal balance, including accrued but unpaid interest, due under Convertible Debenture RBT-1 and Convertible Debenture RBT-2 in the aggregate amount of $6,207,808 to the Holders (including a 10% premium on the face value of Convertible Debenture RBT-1 and Convertible Debenture RBT-2) and (ii) delegate to the Holders all of its obligations under Convertible Debenture RBT-1 and Convertible Debenture RBT-2.

The foregoing description of the Assignment and Assumption Agreement does not purport to be complete and is qualified in its entirety by reference to the full text thereof, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Convertible Debenture Amendment – Debenture Number RBT-1

On August 8, 2023, the Company and the Holders entered into an amendment (the “RBT-1 Amendment”) to Convertible Debenture Number RBT-1, originally issued on November 30, 2022 (the “Convertible Debenture RBT-1”) to Yorkville.

The RBT-1 Amendment amends the terms of Convertible Debenture RBT-1 to (a) extend the maturity date to December 1, 2026, (b) lower the fixed conversion price to $1.50, (c) remove restrictions on the ability of the Holders to convert any portion of Convertible Debenture RBT-1 or receive shares of the Company’s Class A common stock if it would result in the Holders beneficially owning in excess of 4.99% of the Company’s Class A common stock, and (d) remove other conversion limitations.

The foregoing description of the RBT-1 Amendment does not purport to be complete and is qualified in its entirety by reference to the full text thereof, a copy of which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Convertible Debenture Amendment – Debenture Number RBT-2

On August 8, 2023, the Company and the Holders entered into an amendment (the “RBT-2 Amendment”) to Convertible Debenture Number RBT-2, originally issued on February 3, 2023 (the “Convertible Debenture RBT-2”) to Yorkville.

The RBT-2 Amendment amends the terms of Convertible Debenture RBT-2 to (a) extend the maturity date to December 1, 2026, (b) lower the fixed conversion price to $1.50, (c) remove restrictions on the ability of the Holders to convert any portion of Convertible Debenture RBT-2 or receive shares of the Company’s Class A common stock if it would result in the Holder beneficially owning in excess of 4.99% of the Company’s Class A common stock, and (d) remove other conversion limitations.

The foregoing description of the RBT-2 Amendment does not purport to be complete and is qualified in its entirety by reference to the full text thereof, a copy of which is filed as Exhibit 10.3 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibits No.	Description
10.1	Convertible Debenture Assignment and Assumption Agreement, dated as of August 8, 2023, by and between YA II PN, Ltd. and the holder signatories thereto.
10.2	Amendment to Convertible Debenture No.1, dated as of August 8, 2023, by and between Rubicon Technologies, Inc. and the holder signatories thereto.
10.3	Amendment to Convertible Debenture No.2, dated as of August 8, 2023, by and between Rubicon Technologies, Inc. and the holder signatories thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rubicon Technologies, Inc.

By:	/s/ Philip Rodoni
	Name:	Philip Rodoni
	Title:	Chief Executive Officer

Date: August 11, 2023

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